                                              GOLDMAN SACHS ASSET MANAGEMENT
                                           GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
                                       GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

         CODE OF ETHICS
         --------------

                                                              Effective January 23, 1991
                                                              (as revised April 1, 2000)

I.       DEFINITIONS

A.       "Access Person" with respect to Goldman Sachs Asset Management ("GSAM") means (because GSAM is a unit within the
                  Investment Management Division, a separate operating division, of Goldman, Sachs & Co., and Goldman,
                  Sach & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or Advisory Persons (as defined below) of
                  GSAM who, with respect to any Investment Company (as defined below), make recommendations or participate in the determination of which recommendation shall be made to any Investment Company, or whose principal function or duties relate to the determination of which recommendation shall be made to any Investment
                  Company, or who, in connection with their duties, obtain any information concerning such recommendations on Covered Securities (as defined below) which are being made to the Investment Company.  "Access
                  Person" with respect to Goldman Sachs Asset Management International ("GSAMI") and Goldman Sachs Funds
                  Management, L.P. ("GSFM") means any director, officer, general partner or Advisory Person of GSAMI or
                  GSFM, as the case may be.

B.       "Adviser" means each of GSAM, GSAMI and GSFM.

C.       "Advisory Person" means (i) any officer or employee of the Adviser or any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                  (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security.

D.       "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1 (a)
                  (2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

E.       "Board of Trustees" means the board of trustees or directors, including a majority of the disinterested trustees/directors, of any Investment Company for which an Adviser serves as an investment adviser, sub-adviser or principal underwriter.

F.       "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940,
                  as amended (the "Investment Company Act").  Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

G.       "Covered Security" means a security as defined in Section 2(a) (36) of the Investment Company Act, except that it
                  does not include:  (i)  direct obligations of the Government of the United States;   (ii) banker's
                  acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments
                  (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and (iii) shares of registered open-end investment companies.

H.       "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections
                  13 or 15(d) of the Exchange Act.

I.       "Investment Company" means a company registered as such under the Investment Company Act, or any series thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

J.       "Investment Personnel" of the Adviser means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Investment
                  Company or (ii)  any natural person who controls the Adviser and who obtains information concerning recommendations made to an Investment Company regarding the purchase or sale of securities by an
                  Investment Company.

K.       A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

L.       "Purchase or sale of Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

M.       "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access Persons.  The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.  It is recognized that a different Review Officer and
                  Alternative Review Officer may be designated with respect to each Adviser.

N.       A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.  With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an Investment Company.

O.       A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the
                  Investment Company, or (2) is being or has been considered by the Adviser for purchase by the Investment
                  Company.

II.      LEGAL REQUIREMENTS

         Section 17(j) of the Investment Company Act provides,  among other things,  that it is unlawful for any affiliated person of the  Adviser to engage in any act,  practice  or course of  business  in  connection  with the  purchase or sale, directly or  indirectly,  by such  affiliated  person of any security  held or to be acquired by an  Investment  Company in contravention  of such rules and  regulations as the Securities and Exchange  Commission  (the  "Commission")  may adopt to define and prescribe means reasonably  necessary to prevent such acts,  practices or courses of business as are fraudulent, deceptive or manipulative.  Pursuant to Section 17(j),  the Commission has adopted  Rule 17j-1 which provides,  among other things,  that it is unlawful for any affiliated person of the Adviser in connection with the purchase or sale,  directly or indirectly, by such person of a Covered Security held or to be acquired by an Investment Company:

                  (1)      To employ any device, scheme or artifice to defraud such Investment Company;

                  (2)      To make any untrue  statement of a material fact to such  Investment  Company or omit to state a material fact  necessary in order to make the statements  made to such  Investment  Company,  in light of the circumstances under which they are made, not misleading;

                  (3)      To engage in any act, practice,  or course of business that operates or would operate as a fraud or deceit upon any such Investment Company; or

                  (4)      To engage in any manipulative practice with respect to such Investment Company.

III.     STATEMENT OF POLICY

         It is the policy of the Adviser that no Access Person shall engage in any act,  practice or course of conduct that would violate the  provisions of Rule 17j-1.  The  fundamental  position of the Adviser is, and has been,  that each Access
Person  shall  place at all times the  interests  of each  Investment  Company  and its  shareholders  first in  conducting personal securities  transactions.  Accordingly,  private securities  transactions by Access Persons of the Adviser must be conducted  in a manner  consistent  with this Code and so as to avoid any actual or  potential  conflict of interest or any abuse of an Access Person's position of trust and  responsibility.  Further,  Access Persons should not take  inappropriate advantage of their positions with, or relationship to, any Investment Company, the Adviser or any affiliated company.

         Without  limiting in any manner the  fiduciary  duty owed by Access  Persons to the  Investment  Companies  or the
provisions  of this Code,  it should be noted  that the  Adviser  and the  Investment  Companies  consider  it proper  that purchases  and  sales be made by Access  Persons  in the  marketplace  of  securities  owned by the  Investment  Companies;
provided,  however,  that such  securities  transactions  comply  with the  spirit of, and the  specific  restrictions  and limitations  set forth in, this Code.  Such  personal  securities  transactions  should also be made in amounts  consistent with the normal  investment  practice of the person involved and with an investment,  rather than a trading,  outlook.  Not only does this policy encourage  investment freedom and result in investment  experience,  but it also fosters a continuing personal  interest in such  investments by those  responsible for the continuous  supervision of the Investment  Companies'
portfolios.  It is also evidence of confidence  in the  investments  made. In making  personal  investment  decisions  with respect to any  security,  however,  extreme care must be exercised by Access  Persons to ensure that the  prohibitions  of this Code are not  violated.  Further,  personal  investing by an Access  Person should be conducted in such a manner so as to  eliminate  the  possibility  that the Access  Person's  time and  attention  is being  devoted  to his or her  personal investments  at the  expense of time and  attention  that  should be  devoted  to  management  of an  Investment  Company's portfolio.  It bears emphasis that technical  compliance  with the  procedures,  prohibitions  and limitations of this Code will not automatically  insulate from scrutiny personal securities  transactions which show a pattern of abuse by an Access
Person of his or her fiduciary duty to any Investment Company.

IV.      EXEMPTED TRANSACTIONS

         The  Statement of Policy set forth above shall be deemed not to be violated by and the  prohibitions  of Section V of this Code shall not apply to:

         A.       Purchases or sales of  securities  effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

         B.       Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company;

         C.       Purchases or sales of securities which are  non-volitional  on the part of either the Access Person or an
                  Investment Company;

         D.       Purchases or sales of securities which are part of an automatic dividend  reinvestment,  cash purchase or withdrawal plan provided that no adjustment is made by the Access Person to the rate at which  securities are  purchased or sold,  as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company;

         E.       Purchases of securities  effected upon the exercise of rights issued by an issuer pro rata to all holders
                                                                                                    --- ----
                  of a class of its  securities,  to the extent such rights were  acquired  from such issuer,  and sales of such rights so acquired;

         F.       Tenders of securities  pursuant to tender offers which are expressly  conditioned  on the tender  offer's acquisition of all of the securities of the same class;

         G.       Purchases or sales of publicly-traded  shares of companies that have a market capitalization in excess of
                  $10 billion; and

         H.       Other  purchases or sales which,  due to factors  determined by the Adviser,  only  remotely  potentially impact the interests of an Investment Company because the securities  transaction involves a small number of shares of an issuer with a large market  capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

V.       PROHIBITED PURCHASES AND SALES

A.       While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities:

(1)      No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:

(i)      is being considered for purchase or sale by an Investment Company; or

(ii)     is being purchased or sold by an Investment Company.

(2)      No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company) any information regarding securities transactions by an Investment
                           Company or consideration by an Investment Company or the Adviser of any such securities transaction.

(3)      No Access Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or an issuer of a any security owned by an
                           Investment Company.

(4)      No Access Person shall enter an order for the purchase or sale of a Covered Security which an Investment Company is purchasing or selling or considering for purchase or sale until the later of (1) the day after the Investment Company's transaction in that Covered Security is completed or (2) after the Investment Company is no longer considering the security for purchase or sale, unless the
                           Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security, the order of the Access Person will not adversely affect the price paid or received by the Investment Company.  Any securities transactions by an
                           Access Person in violation of this Subsection D must be unwound, if possible, and the profits, if any, will be subject to disgorgement based on the assessment of the appropriate remedy as determined by the Adviser.

(5)      No Access Person shall, in the absence of prior approval by the Review Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 30 calendar days
                           (measured on a last-in first-out basis).

B.       In addition to the foregoing, the following provision will apply to Investment Personnel of the Adviser:

(1)      Investment Personnel must, as a regulatory requirement and as a requirement of this Code, obtain prior approval before directly or indirectly acquiring beneficial ownership in any securities in an Initial
                           Public Offering or in a Limited Offering.  In addition, Investment Personnel must comply with any additional restrictions or prohibitions that may be adopted by the Adviser from time to time.

(2)      No Investment Personnel shall accept any gift or personal benefit valued in excess of such de minimis amount established by the Adviser from time to time in its discretion (currently this amount is $100 annually) from any single person or entity that does business with or on behalf of an
                           Investment Company.  Gifts of a de minimis value (currently these gifts are limited to gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the Investment Personnel and the giver are present, and promotional items of de minimis value may be accepted.  Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

(3)      No Investment Personnel shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the Investment Companies and their shareholders.  Such interested Investment Personnel may not participate in the decision for any Investment Company to purchase and sell securities of such company.

VI.      BROKERAGE ACCOUNTS

         Access Persons are required to direct their brokers to supply for the Review  Officer on a timely basis  duplicate copies of confirmations of all securities  transactions in which the Access Person has a beneficial  ownership interest and related periodic  statements,  whether or not one of the exemptions  listed in Section IV  applies.  If an Access Person is unable to arrange for duplicate copies of confirmations  and periodic account  statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII.     PRECLEARANCE PROCEDURE

         With such  exceptions and conditions as the Adviser deems to be appropriate  from time to time and consistent with the  purposes of this Code (for  example,  exceptions  based on an  issuer's  market  capitalization,  the amount of public trading activity in a security, the size of a particular  transaction or other factors),  prior to effecting any securities transactions  in which an Access Person has a beneficial  ownership  interest,  the Access Person must receive  approval by the  Adviser.  Any  approval  is valid  only for such  number  of  day(s)  as may be  determined  from  time to time by the
Adviser.  If an Access Person is unable to effect the securities  transaction  during such period, he or she must re-obtain approval prior to effecting the securities transaction.

         The  Adviser  will  decide  whether  to approve a  personal  securities  transaction  for an Access  Person  after considering  the specific  restrictions  and  limitations  set forth in, and the spirit of, this Code of Ethics,  including whether the  security at issue is being  considered  for  purchase or sale for an  Investment  Company.  The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII.    REPORTING

A.       Every Access Person shall report to the Review Officer the information (1) described in Section VIII-C of this
                  Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered
                  Security or (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

B.       Notwithstanding Section VIII-A of this Code, an Access Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment
                  Advisers Act of 1940 or if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer and all of the information required by Section VIII-C, D or E is contained in such confirmations or account statements.  The quarterly transaction reports required under Section VIII-A(1) shall be deemed made with respect to (1) any account where the Access Person has made provisions for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review or (2) any account maintained with the Adviser or an affiliate.  With respect to Investment Companies for which the
                  Adviser does not act as investment adviser or sub-adviser, reports required to be furnished by officers and trustees of such Investment Companies who are Access Persons of the Adviser must be made under
                  Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

C.       Quarterly Transaction Reports.  Unless quarterly transaction reports are deemed to have been made under
                  Section VIII-B of this Code, every quarterly transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (1)      The date of the  transaction,  the title,  the interest rate and maturity date (if  applicable), class and the number of shares, and the principal amount of each Covered Security involved;

                  (2)      The  nature of the  transaction  (i.e.,  purchase,  sale or any  other  type of  acquisition  or disposition);

                  (3)      The price of the Covered Security at which the transaction was effected;

                  (4)      The name of the broker, dealer or bank with or through whom the transaction was effected;

                  (5)      The date that the report was submitted by the Access Person; and

                  (6)      With respect to any account  established by an Access Person in which any  securities  were held during the quarter for the direct or indirect benefit of the Access Person:

                           (1)      The name of the  broker,  dealer or bank with whom the Access  Person  established  the account;

                           (2)      The date the account was established; and

                           (3)      The date that the report was submitted by the Access Person.

D.       Initial Holdings Reports.  No later than 10 days after becoming an Access Person, each Access Person must submit a report containing the following information:

                           (1)      The title,  number of shares and principal amount of each Covered Security in which the
                                    Access Person had any direct or indirect  beneficial  ownership  when the person became an Access Person;

                           (2)      The name of any  broker,  dealer or bank  with whom the  Access  Person  maintained  an account in which any  securities  were held for the direct or  indirect  benefit of the
                                    Access Person as of the date the person became an Access Person; and

                           (3)      The date that the report is submitted by the Access Person.

E.       Annual Holdings Reports.  Between January 1st and January 30th of each calendar year, every Access Person shall submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                           (1)      The title,  number of shares and principal amount of each Covered Security in which the
                                    Access Person had any direct or indirect beneficial ownership;

                           (2)      The name of any  broker,  dealer or bank  with  whom the  Access  Person  maintains  an account in which any Covered  Securities are held for the direct or indirect benefit of the Access Person; and

                           (3)      The date that the report is submitted by the Access Person.

F.       If no transactions in any securities required to be reported under Section VIII-A(1) were effected during a quarterly period by an Access Person, such Access Person shall report to the Review Officer not later than 10 days after the end of such quarterly period stating that no reportable securities transactions were effected.

G.       These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control.

H.       Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect beneficial ownership in the
                  Covered Security to which the report relates (a "Subject Security") or (2) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an
                  Investment Company on the same day.

IX.      APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF
         ETHICS

         The Board of Trustees of each  Investment  Company shall approve this Code of Ethics.  Any material  amendments to this Code of Ethics must be approved by the Board of  Trustees of each  Investment  Company no later than six months  after the adoption of the material change.  Before their approval of this Code of Ethics and any material  amendments hereto, the
Adviser  shall  provide a  certification  to the Board of Trustees  of each such  Investment  Company  that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.       ANNUAL CERTIFICATION OF COMPLIANCE

         Each Access Person shall certify to the Review  Officer  annually on the form annexed  hereto as Form A that he or she (A) has read and understands  this Code of Ethics and any procedures  that are adopted by the Adviser  relating to this
Code, and recognizes that he or she is subject  thereto;  (B) has complied with the requirements of this Code of Ethics and such procedures;  (C)  has disclosed or reported all personal  securities  transactions and beneficial  holdings in Covered
Securities  required to be  disclosed  or  reported  pursuant  to the  requirements  of this Code of Ethics and any related procedures.

XI.      CONFIDENTIALITY

         All reports of securities transactions,  holding reports and any other information filed with the Adviser pursuant to this Code shall be treated as  confidential,  except  that  reports of  securities  transactions  and  holdings  reports hereunder  will  be  made  available  to the  Investment  Companies  and to the  Commission  or  any  other  regulatory  or self-regulatory  organization to the extent required by law or regulation or to the extent the Adviser considers  necessary or advisable in cooperating with an  investigation or inquiry by the Commission or any other regulatory or  self-regulatory organization.

XII.     REVIEW OF REPORTS

A.       The Review Officer shall be responsible for the review of the quarterly transaction reports required under VIII-C and VIII-F, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics.  In connection with the review of these reports, the Review
                  Officer or the Alternative Review Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser.

B.       On an annual basis, the Review Officer shall prepare for the Board of Trustees of each Investment Company and the
                  Board of Trustees of each Investment Company shall consider:

                           (1)      A report on the level of  compliance  during the  previous  year by all Access  Persons with this Code and any related  procedures  adopted by the  Adviser,  including  without  limitation  the percentage  of reports  timely filed and the number and nature of all material  violations  and sanctions imposed in response to material  violations.  An Alternative  Review  Officer shall prepare  reports with respect to compliance by the Review Officer;

                           (2)      A report  identifying  any recommended  changes to existing  restrictions or procedures based upon the Adviser's  experience  under this Code,  evolving  industry  practices and developments in applicable laws or regulations; and

                           (3)      A report  certifying to the Board of Trustees  that the Adviser has adopted  procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XIII.    SANCTIONS

         Upon  discovering  a violation  of this Code,  the Adviser may impose such  sanction(s)  as it deems  appropriate, including,  among other things,  a letter of censure,  suspension or termination  of the employment of the violator  and/or restitution  to the affected  Investment  Company of an amount equal to the advantage  that the offending  person gained by reason of such  violation.  In  addition,  as part of any  sanction,  the Adviser  may  require the Access  Person or other individual  involved  to reverse the  trade(s)  at issue and  forfeit  any profit or absorb any loss from the trade.  It is noted that  violations of this Code may also result in criminal  prosecution  or civil action.  All material  violations of this Code and any sanctions  imposed with respect  thereto shall be reported  periodically  to the Board of Trustees of the
Investment Company with respect to whose securities the violation occurred.

XIV.     INTERPRETATION OF PROVISIONS

         The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.      IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL

         The Adviser shall  identify all persons who are  considered to be Access  Persons and  Investment  Personnel,  and
shall inform such persons of their respective  duties and provide them with copies of this Code and any related  procedures adopted by the Adviser.

XVI.     EXCEPTIONS TO THE CODE

         Although  exceptions to the Code will rarely,  if ever,  be granted,  a designated  Officer of the Adviser,  after consultation  with the Review  Officer,  may make  exceptions on a case by case basis,  from any of the  provisions of this
Code upon a  determination  that the conduct at issue involves a negligible  opportunity  for abuse or otherwise  merits an exception  from the Code. All such  exceptions  must be received in writing by the person  requesting the exception  before becoming  effective.  The Review  Officer  shall report any  exception to the Board of Trustees of the  Investment  Company
with respect to which the exception applies at its next regularly scheduled Board meetings.

XVII.    RECORDS

         The  Adviser  shall  maintain  records  in the manner and to the extent  set forth  below,  which  records  may be maintained on microfilm  under the conditions  described in  Rule 31a-2(f)(1)  and Rule 17j-1 under the Investment  Company
Act and shall be available for examination by representatives of the Commission.

         A.       A copy of this Code and any other code which is, or at any time  within the past five years has been,  in effect shall be preserved for a period of not less than five years in an easily accessible place;

         B.       A record of any  violation  of this Code and of any action taken as a result of such  violation  shall be preserved in an easily  accessible  place for a period of not less than five years  following  the end of the fiscal year in which the violation occurs;

         C.       A copy of each initial holdings report,  annual holdings report and quarterly  transaction report made by an Access Person  pursuant to this Code  (including  any  brokerage  confirmation  or account  statements provided in lieu of the  reports)  shall be  preserved  for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         D.       A list of all  persons  who are,  or within  the past five  years have  been,  required  to make  initial holdings,  annual holdings or quarterly  transaction reports pursuant to this Code shall be maintained in an easily accessible place;

         E.       A list of all persons,  currently or within the past five years who are or were responsible for reviewing initial  holdings,  annual  holdings or quarterly  transaction  reports  shall be maintained in an easily accessible place;

         F.       A record of any decision and the reason  supporting the decision to approve the acquisition by Investment
                  Personnel of Initial Public  Offerings and Limited  Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

         G.       A copy of each report  required by Section XII-B of this Code must be maintained  for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible plan.

XVIII.   SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

         The Adviser may establish,  in its discretion,  supplemented  compliance and review procedures (the  "Procedures")
that are in addition to those set forth in this Code in order to provide  additional  assurance  that the  purposes of this
Code are fulfilled  and/or assist the Adviser in the  administration  of this Code.  The  Procedures may be more, but shall not be less,  restrictive  than the provisions of this Code. The  Procedures,  and any amendments  thereto,  do not require the approval of the Board of Trustees of an Investment Company.